CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made as of July 5, 2010 by and between Mrs. Maria Kamoudi ("Consultant"), resident at  Sofokleous 2B, TK.14671, Politeia, Athens, Greece, and Prime Estates & Developments, Inc., a Nevada corporation ("Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require certain business consulting services for the Company; and

WHEREAS, Consultant shall provide Company with and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these business consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.  APPOINTMENT

The Company hereby engages Consultant and Consultant agrees to render various business consulting services to the Company upon the terms and conditions hereinafter set forth.

2.  TERM

The term of this Agreement began as of the date of this Agreement (5th of July 2010) and shall terminate on the 31st of January of 2011.

3.  SERVICES

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning the following services, and additional services contemplated thereby:

Consulting in locating proper Real Estate, management of Real Estate, and locating and introducing buyers for Real Estate that the company wishes to lease or sell.

4.  DUTIES OF THE COMPANY

The Company shall provide Consultant and its counsel, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant and its counsel, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant and its counsel with full and complete copies of all brochures or other sales materials relating to its products and services and such other information as the request.

5.  COMPENSATION

The compensation to Consultant is set forth in Exhibit A.  This compensation in its entirety is deemed fully earned upon execution of this agreement, is not contingent and is non-refundable.

6.  REPRESENTATION AND INDEMNIFICATION

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and its counsel and acknowledges its awareness that Consultant and its counsel will rely on such continuing functions. Consultant and its counsel in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that Consultant has knowledge of and is experienced in providing the aforementioned services.

The Company agrees to indemnify, hold harmless and defend Consultant and its counsel from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

7.  MISCELLANEOUS

Termination: This Agreement may be terminated by Consultant upon written notice to the Company which shall be effective five (5) business days from the date of such notice.

Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

Assignment: The Shares under this Agreement are assignable at the discretion of the Consultant without consent of the Company.

Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

Prime Estates & Developments, Inc.

By:
Spiros Sinnis, President

NAME OF CONSULTANT

Maria Kamoudi

EXHIBIT A:  COMPENSATION

For all services provided to the Company concerning the attached Agreement the Consultant (Mrs. Maria Kamoudi) will receive seventy five thousand (75,000) shares of Common Stock of the Company.